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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF SIDLEY & AUSTIN APPEARS HERE]


                               February 5, 1997



The Board of Directors
Aon Corporation
123 North Wacker Drive
Chicago, Illinois  60606

          Re:  Aon Corporation
               Registration Statement on Form S-4
               -----------------------------------

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-4 (the "Registration Statement") being filed by Aon Corporation, a Delaware corporation (the "Company"), and Aon Capital A, a special purpose statutory business trust created under the laws of the State of Delaware (the "Trust"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to: (i) the exchange offer by the Trust of $800,000,000 aggregate Liquidation Amount of the 8.205% Capital Securities (liquidation amount $1,000 per Capital Security) of the Trust (the "New Capital Securities") for up to $800,000,000 aggregate Liquidation Amount of the outstanding 8.205% Capital Securities (liquidation amount $1,000 per Capital Security) of the Trust (the "Old Capital Securities"); (ii) the exchange by the Company with the Trust of $824,000,000 aggregate principal amount of the Company's 8.205% Junior Subordinated Deferrable Interest Debentures due January 1, 2027 (the "New Debentures") for $824,000,000 aggregate principal amount of the Company's outstanding 8.205% Junior Subordinated Deferrable Interest Debentures due January 1, 2027 (the "Old Debentures"); and (iii) the guarantee (the "New Guarantee") by the Company of the payment of Distributions on, and payments on liquidation or redemption of, the New Capital Securities pursuant to the Capital Securities Guarantee Agreement (the "New Guarantee Agreement") to be entered into between the Company and The Bank of New York, as Trustee (the "Guarantee Trustee"), which is to be exchanged for the guarantee (the "Old Guarantee") by the Company of the payment of the Distributions on, and payments on liquidation or redemption of, the Old Capital Securities pursuant to the Capital Securities Guarantee Agreement dated as of January 13, 1997 between the Company and The Bank of New York, as Trustee. The New Capital Securities are to be issued under the Amended and Restated Trust Agreement dated as of January 13, 1997 (the "Trust Agreement") among the Company, as Depositor, The Bank of New York, as Property
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                                                                         CHICAGO

SIDLEY & AUSTIN

The Board of Directors
Aon Corporation
February 5, 1997
Page 2


Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust. The New Debentures are to be issued under the Junior Subordinated Indenture dated as of January 13, 1997 between the Company and The Bank of New York, as Debenture Trustee, as supplemented by the First Supplemental Indenture thereto dated as of January 13, 1997 (collectively, the "Indenture"). Capitalized terms not defined herein have the meanings specified in the Registration Statement.

          We are familiar with the proceedings to date with respect to the proposed issuance of the New Capital Securities, the New Debentures and the New Guarantee and have examined such records, documents and questions of law, and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions expressed below.

          Based on the foregoing, we are of the opinion that:

          1. All necessary corporate action has been taken to authorize and issue the New Debentures and the New Guarantee.

          2. The New Debentures will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when
(i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and (ii) the New Debentures shall have been duly executed and authenticated as provided in the Indenture and shall have been duly delivered against surrender and cancellation of a like principal amount of the Old Debentures in the manner described in the Registration Statement.

          3. The New Guarantee will be a legally issued and binding obligation of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when
(i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and the New Guarantee Agreement shall have been qualified under the Trust Indenture Act and (ii) the New Guarantee Agreement shall have been duly executed and delivered by the Company and the Guarantee Trustee.
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                                                                         CHICAGO

SIDLEY & AUSTIN

The Board of Directors
Aon Corporation
February 5, 1997
Page 3

          For purposes of rendering the foregoing opinions, we have relied, as to various questions of fact material to such opinions, upon certificates of officers of the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for such opinions. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

          The opinions expressed above are limited to the General Corporate Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance of the New Debentures in exchange for the Old Debentures or to the issuance of the New Guarantee in exchange for the Old Guarantee.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                    Very truly yours,

                                    /s/ Sidley & Austin